Exhibit 4.4

THIS PROMISSORY NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF DECEMBER 8, 2015 AMONG THE FLUENT ACQUISITION I, A DELAWARE CORPORATION, FLUENT, INC., DELAWARE CORPORATION, FLUENT, LLC (F/K/A FLUENT ACQUISITION II, LLC), A DELAWARE LIMITED LIABILITY COMPANY, IDI, INC., A DELAWARE CORPORATION, THE OTHER OBLIGORS (AS DEFINED THEREIN), FROST GAMMA INVESTMENTS TRUST, A TRUST ORGANIZED UNDER THE LAWS OF THE STATE OF FLORIDA, AS A SUBORDINATED CREDITOR, MICHAEL BRAUSER, A FLORIDA RESIDENT, AS A SUBORDINATED CREDITOR, BARRY HONIG, A FLORIDA RESIDENT, AS A SUBORDINATED CREDITOR, AND WHITEHORSE FINANCE, INC., A DELAWARE CORPORATION, AS ADMINISTRATIVE AGENT, TO THE SENIOR OBLIGATIONS (AS DEFINED IN THE SUBORDINATION AGREEMENT); AND EACH HOLDER OF THIS PROMISSORY NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION THEREFROM.

PROMISSORY NOTE

New York, New York
$5,000,000.00	December 8, 2015

1. Parties.

1.1 IDI, Inc., a Delaware corporation (the “Borrower”).

1.2 Frost Gamma Investments Trust, a trust organized under the laws of the State of Florida (the “Lender”).

2. Borrower’s Promise to Pay. For value received, the Borrower promises to pay to the order of Lender, its successors, participants or assigns, the principal amount of FIVE MILLION DOLLARS ($5,000,000.00) (the “Principal”) hereunder, plus interest (the “Interest”) on the Principal as set forth herein.

3. Payments.

3.1 Interest shall accrue on the outstanding Principal of this promissory note (this “Note”) at a rate of ten percent (10%) per annum as payment in kind (“PIK”) interest, which shall be added to the outstanding principal balance of this Note on the last business day of each month in arrears, and payable in full together with the outstanding Principal under this Note on the Maturity Date (if not otherwise paid prior to such date).

3.2 The entire unpaid Principal and any accumulated, accrued or unpaid Interest thereon shall be due and payable in full on the date that is (6) months following the Payment in Full of the Senior Obligations (in each case, as defined in the Subordination Agreement) (such date, the “Maturity Date”).

3.3 Interest shall be calculated on the basis of a three hundred sixty (360) day year and shall be charged only on the sums advanced from the date of advance to the date of repayment.

3.4 Notwithstanding the foregoing, the rate of Interest hereunder shall at no time exceed the maximum rate of interest permitted by applicable law in effect from time to time. In the event that the rate of Interest exceeds the maximum percentage permissible by applicable law in effect from time to time during the term or any extension of this Note, only the maximum percentage permissible by applicable law shall then be charged; but, thereafter, in any interest period or periods during which the interest rate is less than the maximum percentage permissible by applicable law in effect from time to time, the rate of Interest shall be increased so that Lender, its successors or assigns, may collect Interest in such amount as may have been charged pursuant to the terms of this Note, but which was not charged because of the limitation imposed by law.

3.5 All payments hereunder shall be made in lawful money of the United States of America, in immediately available funds.

4. Application of Payments. So long as no default has occurred in this Note, all payments hereunder shall first be applied to Interest, then to Principal and the remainder to costs. Upon default in this Note, all payments hereunder shall first be applied to costs, then to Interest and the remainder to Principal.

5. Prepayment. Borrower may, at any time and from time to time, prepay the Principal to Lender, in whole or in part, without premium or penalty, but with accrued Interest through the date of prepayment; provided, however, that, at any time prior to the Payment in Full of the Senior Obligations, no such prepayment shall be permitted other than a prepayment solely with proceeds of a round of public equity financing.

6. Place of Payment. All payments hereunder shall be made to Lender at 4400 Biscayne Blvd., 15th Floor, Miami, Florida 33137, Attn: Veronica Miranda, or such other place as Lender may from time to time designate in writing.

7. Default. Borrower shall be deemed in default upon the occurrence of any one or more of the following events (“Event(s) of Default”):

7.1 If any payment of Principal, Interest or other sum due hereunder is not paid when due, or if any Event of Default, as such term is defined herein, occurs, or if any obligation of the Borrower hereunder is not fully performed after expiration of applicable grace periods; or

7.2 If (i) a petition is filed by or against the Borrower and not dismissed within one hundred twenty (120) days, seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, or (ii) the Borrower seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of itself a substantial part of its properties or (iii) the Borrower is “insolvent,” as hereafter defined; or (v) any trustee, receiver or liquidator of the Borrower, or of a substantial part of its assets. For purposes of this Paragraph, a person or entity shall be deemed to be insolvent, if he or it is unable to pay its debts as they become due. The Borrower shall have a period of thirty (30) days following receipt of written notice from Lender to cure the events described in clauses (ii) through (iv) of this Section 7.2.

8. Remedies Upon Default.

8.1 Upon default of this Note and after expiration of applicable grace periods, if any, the Lender, at its option, may declare the entire unpaid Principal balance of this Note, together with accrued Interest, to be immediately due and payable without notice or demand.

8.2 In addition to payments of Interest and Principal, if there is an Event of Default of this Note, the Lender shall be entitled to recover from the Borrower all of the Lender’s costs of collection, including the Lender’s reasonable attorneys’ fees and expenses and paralegals’ fees (whether for services incurred in collection, litigation, bankruptcy proceedings, appeals or otherwise), and all other costs incurred in connection therewith.

9. Waivers. The Borrower and any endorsers, sureties, and all others who are or may become liable for the payment hereof jointly and severally: (i) waive presentment for payment, demand, notice of demand, notice of non-payment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, (ii) consent to all extensions of time, renewals, postponements of time of payment of this Note or other modifications hereof form time to time prior to or after the Maturity Date hereof, whether by acceleration or in due course, without notice, consent or consideration to any of the foregoing, (iii) agree to any the addition or release of any party or person primarily liable hereon, (iv) agree that the Lender shall not be required first to institute any suit, or to exhaust its remedies against the undersigned or any other person or party to become liable hereunder or against the security in order to enforce the payment of this Note, and (v) agree that, notwithstanding the occurrence of any of the foregoing (except by the express written release of Lender of any such person), the undersigned shall be and remain, jointly and severally, directly and primarily liable for all sums due under this Note.

10. Submission to Jurisdiction. Borrower, and any endorsers, sureties, and all others who are, or who may become, liable for the payment hereof severally, irrevocably and unconditionally (i) agree that any suit, action, or other legal proceeding arising out of or relating to this Note may be brought, at the option of the Lender, in a court of record of the State of New York, in the United States District Court for the Southern District of New York, or in any other court of competent jurisdiction; (ii) consent to the jurisdiction of each such court in any such suit, action or proceeding; and (c) waive any objection which it or they may have to the laying of venue of any such suit, action, or proceeding in any of such courts.

11. Miscellaneous Provisions.

11.1 The term Lender as used herein shall mean any holder of this Note.

11.2 Time is of the essence in this Note.

11.3 The captions of sections of this Note are for convenient reference only, and shall not affect the construction or interpretation of any of the terms and provisions set forth in this Note.

11.4 If more than one person signs this Note, each is and shall be jointly and severally liable hereunder.

11.5 If any provision or portion of this Note is declared or found by a court of competent jurisdiction to be unenforceable or null and void, such provision or portion thereof shall be deemed stricken and severed from this Note, and the remaining provisions and portions thereof shall continue in full force and effect.

11.6 This Note may not be amended, extended, renewed or modified, nor shall any waiver of any provision hereof be effective, except by an instrument in writing executed by an authorized officer of the Lender. Any waiver of any provision hereof shall be effective only in the specific instance and for the specific purpose for which it is given.

11.7 Whenever used in this Note, the singular number shall include the plural, the plural, the singular, and the masculine shall include the feminine and the neuter.

(Signature on following page)

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

BORROWER:

IDI, INC., a Delaware corporation

By:	/s/ Derek Dubner
Name: Derek Dubner
Title: Co-Chief Executive Officer

THIS FEE LETTER AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF DECEMBER 8, 2015 AMONG THE FLUENT ACQUISITION I, A DELAWARE CORPORATION, FLUENT, INC., DELAWARE CORPORATION, FLUENT, LLC (F/K/A FLUENT ACQUISITION II, LLC), A DELAWARE LIMITED LIABILITY COMPANY, IDI, INC., A DELAWARE CORPORATION, THE OTHER OBLIGORS (AS DEFINED THEREIN), FROST GAMMA INVESTMENTS TRUST, A TRUST ORGANIZED UNDER THE LAWS OF THE STATE OF FLORIDA, AS A SUBORDINATED CREDITOR, MICHAEL BRAUSER, A FLORIDA RESIDENT, AS A SUBORDINATED CREDITOR, BARRY HONIG, A FLORIDA RESIDENT, AS A SUBORDINATED CREDITOR, AND WHITEHORSE FINANCE, INC., A DELAWARE CORPORATION, AS ADMINISTRATIVE AGENT, TO THE SENIOR OBLIGATIONS (AS DEFINED IN THE SUBORDINATION AGREEMENT); AND EACH PARTY TO THIS FEE LETTER, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

Frost Gamma Investments Trust

4400 Biscayne Blvd., 15th Floor

Miami, Florida 33137

Attn: Veronica Miranda

December 8, 2015

IDI, Inc.

2650 North Military Trail

Suite 300

Boca Raton, FL 33431

Attn: Derek Dubner

Re: $5,000,000 Bridge Loan Financing Fee Letter

Mr. Dubner:

This letter (“Fee Letter”) is being entered into by the undersigned in connection with that certain bridge loan financing (the “Loan”) provided by Frost Gamma Investments Trust (“Lender”) and IDI, Inc. (“Borrower”), which Loan is evidenced by that certain Promissory Note by Borrower in favor of Lender, substantially in the form attached hereto as Exhibit A (the “Note”).

Series B Preferred Stock:

As consideration for the Loan, Borrower hereby agrees to issue to Lender five hundred (500) shares of Borrower’s Series B Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”) to Lender as the date hereof. Lender acknowledges and agrees that the Preferred Stock, including any conversion thereof to shares of Borrower’s common stock, par value $0.0005 per share (the “Common Stock,” and such shares of Common Stock issuable upon conversion of the Preferred Stock, the “Conversion Shares”), shall be subject to the Certificate of Designation, Preferences and Rights of the Preferred Stock, a copy of which has been previously provider to Lender and which provides, among other terms, that each share of Preferred Stock shall convert to fifty (50) shares of Common Stock.

In connection with its receipt of Preferred Stock, Lender hereby agrees that it will not, prior to the first anniversary of the date hereof (the “Restricted Period”), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly (each, a “Transfer”), any of the Preferred Stock and/or Conversion Shares (collectively, the “Securities”). The foregoing sentence shall not apply to (a) Transfers of the Securities as a bona fide gift, (b) Transfers by Lender to any entity that is directly or indirectly controlled by, or is under common control with, Lender or (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, for the sale of any Securities, provided that such plan does not provide for the transfer of any Securities during the Restricted Period (“Permitted Transfers”).

Lender Representations:

Lender represents and warrants to Borrower as follows:

•	Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and, Lender was not organized for the specific purpose of acquiring the Securities;

•	Lender is knowledgeable, sophisticated and experienced in financial and business matters and has sufficient knowledge and experience in investing in companies similar to the Borrower so as to be able to evaluate the risks and merits of its investment in Borrower and it is able financially to bear the risks thereof;

•	the Securities being issued to Lender hereunder are being acquired for Lender’s own account solely for the purpose of investment and not with a present view to, or for sale in connection with, any distribution thereof;

•	Lender understands and acknowledges that:

•	the Securities have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws, and Borrower is relying upon the truth and accuracy of, and Lender’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of Lender contained in this Agreement in order to determine the availability of such exemptions and the eligibility of Lender to acquire the Securities;

•	the Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration;

•	the Securities will bear a legend substantially in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (A) A REGISTRATION STATEMENT FOR THE SECURITY UNDER THE SECURITIES ACT IS IN EFFECT OR (B) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR RELEVANT STATE SECURITIES LAWS.

•	Borrower will make a notation on its transfer books to such effect;

•	Borrower has made available to Lender all documents and information that the Lender has requested relating to the Securities, and Lender has had an opportunity to discuss this investment with representatives of Borrower and ask questions of them.

•	Lender understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of Lender’s investment, and Lender has full cognizance of and understands all of the risk factors related to its purchase of the Securities, including, but not limited to, those set forth in the Annual, Quarterly and Current Reports filed by Borrower with the Securities and Exchange Commission. Lender understands that no representation is being made as to the future value of the Securities.

General:

This Fee Letter may not be amended or waived except by a written instrument signed by Borrower and Lender.

This Fee Letter may be executed in counterparts, each of which shall be deemed an original and all of which counterparts shall constitute one and the same document. Delivery of an executed signature page of this Fee Letter by facsimile or electronic (including “PDF”) transmission shall be effective as delivery of a manually executed counterpart hereof.

The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Fee Letter, including, without limitation, its validity, interpretation, construction, performance and enforcement and any claims sounding in contract law or tort law arising out of the subject matter hereof.

Please indicate your acceptance of the terms hereof by signing in the appropriate space below and return to the Lender.

Sincerely,

FROST GAMMA INVESTMENTS TRUST, as Lender

/s/ Phillip Frost Name: Phillip Frost, M.D. Title: Trustee

[Signature Page to Fee Letter for Bridge Loan]

AGREED AND ACCEPTED

THIS 8th DAY OF DECEMBER, 2015

IDI, INC.,

as Borrower

By: /s/ Derek Dubner

Name: Derek Dubner

Title: Co-Chief Executive Officer

[Signature Page to Fee Letter for Bridge Loan]